Exhibit 99.1

[OBJECT OMITTED]                                                    News Release

              Trustmark Announces Second Quarter Financial Results

Jackson, Miss. - July 19, 2005 - Trustmark Corporation (NASDAQ:TRMK) announced financial results for the second quarter ended June 30, 2005. Highlights of the quarter included:
o Total loans increased $396.5 million, or 7.36%, compared to figures one year earlier
o Total deposits expanded $277.6 million, or 5.29%, compared to figures one year earlier
o Sale of certain investment securities to better position balance sheet for rising interest rate environment
o    Recognized as Dividend Achiever by Mergent, Inc.

Net income was $22.2 million in the second quarter of 2005, which represented basic and diluted earnings per share of $0.39. Earnings during the quarter included a non-cash after-tax charge of $3.0 million, or $0.052 per share, for impairment of the Company's home mortgage servicing portfolio related to declines in long-term interest rates during the quarter. This non-cash charge against income could be reversed, in whole or in part, if long-term interest rates rise, refinancing slows and the expected life of home mortgage loans lengthens. Also included in the financial results for the second quarter is an after-tax charge of $2.5 million, or $0.044 per share, related to the sale of certain investment securities. Trustmark's performance for the quarter ended June 30, 2005 resulted in a return on average assets of 1.08% and a return on average shareholders' equity of 11.84%. Excluding the home mortgage servicing impairment charge and the loss on the sale of investment securities, Trustmark's performance for the second quarter resulted in a return on average assets of 1.35% and return on average shareholders' equity of 14.76%.

Basic and diluted earnings per share for the six months ended June 30, 2005 were $0.86. Trustmark's performance during the first half of 2005 resulted in a return on average assets of 1.21% and a return on average shareholders' equity of 13.13%. At June 30, 2005, Trustmark reported total loans of $5.8 billion, total deposits of $5.5 billion and shareholders' equity of $744.6 million.

Richard G. Hickson, Chairman and CEO, stated, "Financial institutions have faced significant challenges in the current interest rate environment. This year, short-term interest rates have risen 100 basis points while most longer-term rates have fallen, resulting in a relatively flat yield curve. As such, the profitability of holding longer-term investment securities has diminished. We are continuing to implement strategies, as we did in the fourth quarter of 2004, to mitigate our exposure to cyclical increases in interest rates. To this end, Trustmark sold $256 million in U.S. Government Agency and U.S. Treasury securities with an average maturity of 2.14 years, which reduced second quarter net income by $2.5 million. Proceeds from the sale were used to reduce balances of higher-cost funding sources, which are estimated to exceed the average book yield of 2.94% of the securities sold. We intend to maintain lower balances of investment securities, and reduce dependence on wholesale funding until market conditions provide more attractive reinvestment opportunities.

"At June 30, 2005, our investment securities portfolio comprised 19% of total assets and had an average duration of 2.46 years. We intentionally reduced the size of the investment portfolio in the fourth quarter of 2004 and again in the second quarter of 2005 and have maintained a historically short duration. As a consequence, our spread, which is the difference in interest income on our assets less the interest expense on our deposits and other funding, has been constrained, as investment yields remain low. As such, we have forgone current earnings in an effort to better position our net interest margin in a rising rate environment," said Hickson.

"We are pleased with loan growth throughout our four state franchise. During the twelve-month period ending June 30, 2005, Trustmark's total loans increased $396.5 million, or 7.36% due in part to growth in Trustmark's Florida Gulf
Coast, Mortgage Banking, Commercial Real Estate and Indirect Auto portfolios. Loans grew approximately $208 million, or 3.74% from the first quarter of 2005. We are especially pleased that our Florida Gulf Coast markets now represent approximately $515 million, or 8.9% of Trustmark's loan portfolio. The growth of our loan portfolio has not been at the expense of credit quality, which continues to be a hallmark of our organization. Nonperforming assets were $36.3 million at June 30, 2005, and the allowance coverage for nonperforming loans was 201.6%. Net charge offs represented 0.16% of average loans in the second quarter," said Hickson.

"Total deposits increased $277.6 million, or 5.29% when compared to figures one year earlier, due in part to the contributions of our Florida Gulf Coast and Memphis markets as well as our Corporate and Public Services groups. We remain diligently focused upon increasing core deposit relationships under attractive terms. In this regard, we will be opening a total of 8 to 10 new banking centers in the Florida Gulf Coast, Houston, Jackson and Memphis markets during the next 24 months. Locations in these attractive markets will present excellent opportunities for additional deposit growth," said Hickson.

"In addition to growth of our general banking franchise, significant achievements have been noted in Trustmark's other financial services businesses. Insurance revenues in the second quarter of 2005 increased 93% when compared to figures one year earlier. This growth is attributable in part to our acquisition of Fisher-Brown, Inc., northwest Florida's leading insurance agency. Revenue from our wealth management business, which has assets under management and administration of $6.1 billion, increased 9.2% relative to the comparable period in 2004. Collectively, revenues from our insurance and wealth management businesses totaled $26.9 million, or 13.12% of total revenue during the first half of 2005," remarked Hickson.

"Revenue generation and prudent expense management remain key areas of focus at Trustmark. We are pleased to have reduced non-interest expenses by 1.4% on a linked quarter basis and will continue to make investments to support additional revenue growth and profitability," said Hickson.

"Despite the challenges posed by the current interest rate environment and relatively flat yield curve, the fundamentals of Trustmark's key businesses are strong. We will continue to diversify our revenue stream, reduce exposure to cyclical changes in interest rates, and diligently manage expenses," said Hickson.

Mergent, Inc., a leading provider of global business and financial information on publicly traded companies and fixed income securities, has again named Trustmark Corporation a Mergent Dividend Achiever - a recognition reserved for only 3% of dividend paying public companies in the United States. Mergent stated that Trustmark is "part of an elite group of companies that consistently deliver dividend increases to your shareholders." Trustmark has increased its annual dividend 22 consecutive years.

During the first six months of 2005, Trustmark repurchased approximately 1.2 million of its common shares, including approximately 300 thousand during the second quarter. At June 30, 2005, Trustmark had authority to repurchase up to an additional 1.8 million shares. The repurchase program is subject to market conditions and management discretion and will continue to be implemented through open market purchases or privately negotiated transactions.

Trustmark is a financial services company providing banking and financial solutions through over 145 offices and 2,600 associates in Florida, Mississippi, Tennessee and Texas. For additional information, visit our web site at www.trustmark.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A forward-looking statement in this press release encompasses any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein, as well as the management assumptions underlying those forward-looking statements. Factors that might cause future results to differ from such forward-looking statements are described in Trustmark's filings with the Securities and Exchange Commission. Trustmark undertakes no obligation to update or revise any of this information, whether as the result of new information, future events or developments, or otherwise.

Trustmark Contacts
Investors:    Zach Wasson                                Joseph Rein
              Executive Vice President and CFO           First Vice President
              601-208-6816                               601-208-6898

Media:        Gray Wiggers
              Senior Vice President
              601-208-5942

                     TRUSTMARK CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED FINANCIAL INFORMATION
                                ($ in thousands)
                                  (unaudited)

                               Quarter Ended June 30,
                              -----------------------
AVERAGE BALANCES                 2005         2004      $ Change    % Change
----------------              ----------   ----------   ---------   --------
Securities AFS-taxable        $1,390,756   $1,944,596   $(553,840)    -28.5%
Securities AFS-nontaxable         63,520       70,569      (7,049)    -10.0%
Securities HTM-taxable           209,566       76,931     132,635     172.4%
Securities HTM-nontaxable         93,658       88,327       5,331       6.0%
                              ----------   ----------   ---------
Total securities               1,757,500    2,180,423    (422,923)    -19.4%
                              ----------   ----------   ---------
Loans                          5,669,110    5,288,298     380,812       7.2%
Fed funds sold and
  rev repos                       18,308       24,132      (5,824)    -24.1%
                              ----------   ----------   ---------
Total earning assets           7,444,918    7,492,853     (47,935)     -0.6%
                              ----------   ----------   ---------
Allowance for loan losses        (66,243)     (74,215)      7,972     -10.7%
Cash and due from banks          343,117      337,596       5,521       1.6%
Other assets                     532,805      486,184      46,621       9.6%
                              ----------   ----------   ---------
Total assets                  $8,254,597   $8,242,418   $  12,179       0.1%
                              ==========   ==========   =========

Int-bearing demand dep        $1,251,831   $1,350,812   $ (98,981)     -7.3%
Savings deposits               1,124,568    1,020,639     103,929      10.2%
Time deposits less than
  $100,000                     1,312,717    1,280,910      31,807       2.5%
Time deposits of
  $100,000  or more              588,732      456,185     132,547      29.1%
                              ----------   ----------   ---------
Total interest-bearing dep     4,277,848    4,108,546     169,302       4.1%
Fed funds pch and repos          745,858      894,158    (148,300)    -16.6%
Short-term borrowings            961,431      775,093     186,338      24.0%
Long-term FHLB advances          177,278      409,330    (232,052)    -56.7%
                              ----------   ----------   ---------
Total interest-bearing
  liabilities                  6,162,415    6,187,127     (24,712)     -0.4%
Nonint-bearing deposits        1,261,788    1,283,043     (21,255)     -1.7%
Other liabilities                 78,121       54,867      23,254      42.4%
Shareholders' equity             752,273      717,381      34,892       4.9%
                              ----------   ----------   ---------
Total liab and equity         $8,254,597   $8,242,418   $  12,179       0.1%
                              ==========   ==========   =========

                               Year-to-date June 30,
                              -----------------------
AVERAGE BALANCES                 2005         2004      $ Change    % Change
----------------              ----------   ----------   ---------   --------
Securities AFS-taxable        $1,447,260   $1,909,830   $(462,570)    -24.2%
Securities AFS-nontaxable         65,048       71,101      (6,053)     -8.5%
Securities HTM-taxable           170,088       80,693      89,395     110.8%
Securities HTM-nontaxable         89,696       88,800         896       1.0%
                              ----------   ----------   ---------
Total securities               1,772,092    2,150,424    (378,332)    -17.6%
                              ----------   ----------   ---------
Loans                          5,579,561    5,175,855     403,706       7.8%
Fed funds sold and
  rev repos                       33,087       20,685      12,402      60.0%
                              ----------   ----------   ---------
Total earning assets           7,384,740    7,346,964      37,776       0.5%
                              ----------   ----------   ---------
Allowance for loan losses        (65,568)     (74,292)      8,724     -11.7%
Cash and due from banks          345,944      337,176       8,768       2.6%
Other assets                     531,903      476,066      55,837      11.7%
                              ----------   ----------   ---------
Total assets                  $8,197,019   $8,085,914   $ 111,105       1.4%
                              ==========   ==========   =========

Int-bearing demand dep        $1,354,490   $1,329,150   $  25,340       1.9%
Savings deposits               1,040,703      994,876      45,827       4.6%
Time deposits less than
  $100,000                     1,309,317    1,270,790      38,527       3.0%
Time deposits of
  $100,000 or more               569,124      456,809     112,315      24.6%
                              ----------   ----------   ---------
Total interest-bearing dep     4,273,634    4,051,625     222,009       5.5%
Fed funds pch and repos          717,198      893,181    (175,983)    -19.7%
Short-term borrowings            927,329      643,870     283,459      44.0%
Long-term FHLB advances          162,466      460,816    (298,350)    -64.7%
                              ----------   ----------   ---------
Total interest-bearing
  liabilities                  6,080,627    6,049,492      31,135       0.5%
Nonint-bearing deposits        1,289,311    1,270,554      18,757       1.5%
Other liabilities                 74,461       54,897      19,564      35.6%
Shareholders' equity             752,620      710,971      41,649       5.9%
                              ----------   ----------   ---------
Total liab and equity         $8,197,019   $8,085,914   $ 111,105       1.4%
                              ==========   ==========   =========

                                     June 30,
                              -----------------------
PERIOD END BALANCES              2005         2004      $ Change    % Change
-------------------           ----------   ----------   ---------   --------
Sec available for sale        $1,212,669   $1,992,239   $(779,570)    -39.1%
Sec held to maturity             304,589      159,173     145,416      91.4%
                              ----------   ----------   ---------
Total securities               1,517,258    2,151,412    (634,154)    -29.5%
Loans                          5,781,272    5,384,791     396,481       7.4%
Fed funds sold
  and rev repos                   24,025       23,102         923       4.0%
                              ----------   ----------   ---------
Total earning assets           7,322,555    7,559,305    (236,750)     -3.1%
                              ----------   ----------   ---------
Allowance for loan losses        (65,902)     (74,179)      8,277     -11.2%
Cash and due from banks          300,585      269,560      31,025      11.5%
Mortgage servicing rights         51,561       54,635      (3,074)     -5.6%
Goodwill                         137,412      110,271      27,141      24.6%
Identifiable intangible
  assets                          30,425       21,672       8,753      40.4%
Other assets                     318,558      309,073       9,485       3.1%
                              ----------   ----------   ---------
Total assets                  $8,095,194   $8,250,337   $(155,143)     -1.9%
                              ==========   ==========   =========

Nonint-bearing deposits       $1,249,464   $1,260,238   $ (10,774)     -0.9%
Int-bearing deposits           4,271,260    3,982,931     288,329       7.2%
                              ----------   ----------   ---------
Total deposits                 5,520,724    5,243,169     277,555       5.3%
Fed funds pch and repos          726,846      915,121    (188,275)    -20.6%
Short-term borrowings            818,142      944,715    (126,573)    -13.4%
Long-term FHLB advances          205,827      380,970    (175,143)    -46.0%
Other liabilities                 79,017       56,561      22,456      39.7%
                              ----------   ----------   ---------
Total liabilities              7,350,556    7,540,536    (189,980)     -2.5%
                              ----------   ----------   ---------
Common stock                      11,824       12,044        (220)     -1.8%
Surplus                           91,619      120,608     (28,989)    -24.0%
Retained earnings                646,782      586,215      60,567      10.3%
Accum other comprehensive
  loss, net of tax                (5,587)      (9,066)      3,479       n/m
                              ----------   ----------   ---------
Total shareholders' equity       744,638      709,801      34,837       4.9%
                              ----------   ----------   ---------
Total liab and equity         $8,095,194   $8,250,337   $(155,143)     -1.9%
                              ==========   ==========   =========
Total int-bearing liab        $6,022,075   $6,223,737   $(201,662)     -3.2%
                              ==========   ==========   =========

n/m - not meaningful

PERIOD END BALANCES            6/30/2005   12/31/2004   $ Change    % Change
-------------------           ----------   ----------   ---------   --------
Sec available for sale        $1,212,669   $1,580,270   $(367,601)    -23.3%
Sec held to maturity             304,589      136,797     167,792     122.7%
                              ----------   ----------   ---------
Total securities               1,517,258    1,717,067    (199,809)    -11.6%
Loans                          5,781,272    5,431,277     349,995       6.4%
Fed funds sold
  and rev repos                   24,025       86,191     (62,166)    -72.1%
                              ----------   ----------   ---------
Total earning assets           7,322,555    7,234,535      88,020       1.2%
                              ----------   ----------   ---------
Allowance for loan losses        (65,902)     (64,757)     (1,145)      1.8%
Cash and due from banks          300,585      343,125     (42,540)    -12.4%
Mortgage servicing rights         51,561       52,463        (902)     -1.7%
Goodwill                         137,412      137,225         187       0.1%
Identifiable intangible
  assets                          30,425       32,004      (1,579)     -4.9%
Other assets                     318,558      318,362         196       0.1%
                              ----------   ----------   ---------
Total assets                  $8,095,194   $8,052,957   $  42,237       0.5%
                              ==========   ==========   =========

Nonint-bearing deposits       $1,249,464   $1,354,749   $(105,285)     -7.8%
Int-bearing deposits           4,271,260    4,095,344     175,916       4.3%
                              ----------   ----------   ---------
Total deposits                 5,520,724    5,450,093      70,631       1.3%
Fed funds pch and repos          726,846      617,546     109,300      17.7%
Short-term borrowings            818,142      980,318    (162,176)    -16.5%
Long-term FHLB advances          205,827      180,894      24,933      13.8%
Other liabilities                 79,017       73,710       5,307       7.2%
                              ----------   ----------   ---------
Total liabilities              7,350,556    7,302,561      47,995       0.7%
                              ----------   ----------   ---------
Common stock                      11,824       12,055        (231)     -1.9%
Surplus                           91,619      121,705     (30,086)    -24.7%
Retained earnings                646,782      620,588      26,194       4.2%
Accum other comprehensive
  loss, net of tax                (5,587)      (3,952)     (1,635)      n/m
                              ----------   ----------   ---------
Total shareholders' equity       744,638      750,396      (5,758)     -0.8%
                              ----------   ----------   ---------
Total liab and equity         $8,095,194   $8,052,957   $  42,237       0.5%
                              ==========   ==========   =========
Total int-bearing liab        $6,022,075   $5,874,102   $ 147,973       2.5%
                              ==========   ==========   =========

n/m - not meaningful

                               Quarter Ended June 30,
                              -----------------------
INCOME STATEMENTS                2005         2004      $ Change    % Change
----------------              ----------   ----------   ---------   --------
Int and fees on loans-FTE     $   85,641   $   73,908   $  11,733      15.9%
Int on securities-taxable         13,993       14,825        (832)     -5.6%
Int on securities-tax
  exempt-FTE                       2,917        3,026        (109)     -3.6%
Int on fed funds sold
  and rev rep                        143           63          80     127.0%
Other interest income                 22            9          13     144.4%
                              ----------   ----------   ---------
Total interest income-FTE        102,716       91,831      10,885      11.9%
                              ----------   ----------   ---------
Interest on deposits              18,326       13,326       5,000      37.5%
Interest on fed funds
  pch and repos                    4,995        2,156       2,839     131.7%
Other interest expense             9,413        4,726       4,687      99.2%
                              ----------   ----------   ---------
Total interest expense            32,734       20,208      12,526      62.0%
                              ----------   ----------   ---------
Net interest income-FTE           69,982       71,623      (1,641)     -2.3%
Provision for loan losses          1,429        1,703        (274)    -16.1%
                              ----------   ----------   ---------
Net interest income after
  provision-FTE                   68,553       69,920      (1,367)     -2.0%
                              ----------   ----------   ---------
Service charges on
  deposit accounts                13,541       13,959        (418)     -3.0%
Insurance commissions              8,370        4,346       4,024      92.6%
Wealth management                  5,414        4,958         456       9.2%
Retail banking - other             5,284        4,685         599      12.8%
Mortgage banking                  (3,246)       9,101     (12,347)   -135.7%
Other, net                         2,644        1,821         823      45.2%
                              ----------   ----------   ---------
Nonint inc-excl sec
 (losses) gains                   32,007       38,870      (6,863)    -17.7%
Security (losses) gains           (4,057)           2      (4,059)       n/m
                              ----------   ----------   ---------
Total noninterest income          27,950       38,872     (10,922)    -28.1%
                              ----------   ----------   ---------
Salaries and employee
  benefits                        37,245       32,974       4,271      13.0%
Services and fees                  8,104        8,846        (742)     -8.4%
Net occupancy-premises             3,661        3,517         144       4.1%
Equipment expense                  3,855        3,781          74       2.0%
Other expense                      7,396        6,660         736      11.1%
                              ----------   ----------   ---------
Total noninterest expense         60,261       55,778       4,483       8.0%
                              ----------   ----------   ---------
Income before income taxes        36,242       53,014     (16,772)    -31.6%
Tax equivalent adjustment          2,073        2,075          (2)     -0.1%
Income taxes                      11,963       17,916      (5,953)    -33.2%
                              ----------   ----------   ---------
Net income                    $   22,206   $   33,023   $ (10,817)    -32.8%
                              ==========   ==========   =========
Earnings per share
  Basic                       $     0.39   $     0.57   $   (0.18)    -31.6%
                              ==========   ==========   =========
  Diluted                     $     0.39   $     0.57   $   (0.18)    -31.6%
                              ==========   ==========   =========

Weighted average shares o/s
  Basic                       56,828,841   58,055,793                  -2.1%
                              ==========   ==========
  Diluted                     56,967,995   58,311,332                  -2.3%
                              ==========   ==========
Period end shares o/s         56,751,801   57,804,333                  -1.8%
                              ==========   ==========
Dividends per share           $   0.2000   $   0.1900                   5.3%
                              ==========   ==========

n/m - not meaningful

                               Year-to-date June 30,
                              -----------------------
INCOME STATEMENTS                2005         2004      $ Change    % Change
----------------              ----------   ----------   ---------   --------
Int and fees on loans-FTE     $  164,685   $  145,350   $  19,335      13.3%
Int on securities-taxable         29,727       31,021      (1,294)     -4.2%
Int on securities-tax
  exempt-FTE                       5,780        6,097        (317)     -5.2%
Int on fed funds sold
  and rev rep                        416          106         310     292.5%
Other interest income                 42           21          21     100.0%
                              ----------   ----------   ---------
Total interest income-FTE        200,650      182,595      18,055       9.9%
                              ----------   ----------   ---------
Interest on deposits              34,694       26,712       7,982      29.9%
Interest on fed funds
  pch and repos                    8,643        4,260       4,383     102.9%
Other interest expense            16,910        9,484       7,426      78.3%
                              ----------   ----------   ---------
Total interest expense            60,247       40,456      19,791      48.9%
                              ----------   ----------   ---------
Net interest income-FTE          140,403      142,139      (1,736)     -1.2%
Provision for loan losses          4,225        2,755       1,470      53.4%
                              ----------   ----------   ---------
Net interest income after
  provision-FTE                  136,178      139,384      (3,206)     -2.3%
                              ----------   ----------   ---------
Service charges on
  deposit accounts                25,925       27,285      (1,360)     -5.0%
Insurance commissions             16,232        7,531       8,701     115.5%
Wealth management                 10,657        9,974         683       6.8%
Retail banking - other            10,036        8,817       1,219      13.8%
Mortgage banking                     605        7,198      (6,593)    -91.6%
Other, net                         5,097        4,041       1,056      26.1%
                              ----------   ----------   ---------
Nonint inc-excl sec
 (losses) gains                   68,552       64,846       3,706       5.7%
Security (losses) gains           (4,054)          15      (4,069)      n/m
                              ----------   ----------   ---------
Total noninterest income          64,498       64,861        (363)     -0.6%
                              ----------   ----------   ---------
Salaries and employee
  benefits                        74,604       64,083      10,521      16.4%
Services and fees                 17,062       17,225        (163)     -0.9%
Net occupancy-premises             7,352        6,730         622       9.2%
Equipment expense                  7,808        7,323         485       6.6%
Other expense                     14,577       13,364       1,213       9.1%
                              ----------   ----------   ---------
Total noninterest expense        121,403      108,725      12,678      11.7%
                              ----------   ----------   ---------
Income before income taxes        79,273       95,520     (16,247)    -17.0%
Tax equivalent adjustment          4,085        4,232        (147)     -3.5%
Income taxes                      26,201       31,514      (5,313)    -16.9%
                              ----------   ----------   ---------
Net income                    $   48,987   $   59,774   $ (10,787)    -18.0%
                              ==========   ==========   =========
Earnings per share
  Basic                       $     0.86   $     1.03   $   (0.17)    -16.5%
                              ==========   ==========   =========
  Diluted                     $     0.86   $     1.02   $   (0.16)    -15.7%
                              ==========   ==========   =========

Weighted average shares o/s
  Basic                       57,112,559   58,161,738                  -1.8%
                              ==========   ==========
  Diluted                     57,251,397   58,449,362                  -2.0%
                              ==========   ==========
Period end shares o/s         56,751,801   57,804,333                  -1.8%
                              ==========   ==========
Dividends per share           $   0.4000   $   0.3800                   5.3%
                              ==========   ==========

n/m - not meaningful

                                     June 30,
                              -----------------------
NONPERFORMING ASSETS             2005         2004      $ Change    % Change
--------------------          ----------   ----------   ---------   --------
Nonaccrual loans              $   32,684   $   27,001   $   5,683      21.0%
Restructured loans                     -            -           -
                              ----------   ----------   ---------
Total nonperforming loans         32,684       27,001       5,683      21.0%
Other real estate                  3,634        6,256      (2,622)    -41.9%
                              ----------   ----------   ---------
Total nonperforming assets        36,318       33,257       3,061       9.2%
Loans past due over 90 days        1,698        3,574      (1,876)    -52.5%
                              ----------   ----------   ---------
Total nonperforming
  assets plus past
  due over 90 days            $   38,016   $   36,831   $   1,185       3.2%
                              ==========   ==========   =========

                               Quarter Ended June 30,
                              -----------------------
ALLOWANCE FOR LOAN LOSSES        2005         2004      $ Change    % Change
-------------------------     ----------   ----------   ---------   --------
Beginning Balance             $   66,787   $   74,179   $  (7,392)    -10.0%
Charge-offs                       (4,443)      (3,827)       (616)     16.1%
Recoveries                         2,129        2,124           5       0.2%
Provision for loan losses          1,429        1,703        (274)    -16.1%
                              ----------   ----------   ---------
Ending Balance                $   65,902   $   74,179   $  (8,277)    -11.2%
                              ==========   ==========   =========

                               Year-to-date June 30,
                              -----------------------
ALLOWANCE FOR LOAN LOSSES        2005         2004      $ Change    % Change
-------------------------     ----------   ----------   ---------   --------
Beginning Balance             $   64,757   $   74,276   $  (9,519)    -12.8%
Charge-offs                       (7,625)      (7,655)         30      -0.4%
Recoveries                         4,545        4,803        (258)     -5.4%
Provision for loan losses          4,225        2,755       1,470      53.4%
                              ----------   ----------   ---------
Ending Balance                $   65,902   $   74,179   $  (8,277)    -11.2%
                              ==========   ==========   =========

                                           Quarter Ended June 30,
                                           ----------------------
RATIOS                                        2005         2004
------                                     ----------   ---------
ROA                                              1.08%       1.61%
ROE                                             11.84%      18.51%
Equity generation rate                           5.77%      12.34%
EOP equity/ EOP assets                           9.20%       8.60%
Average equity/average assets                    9.11%       8.70%
Interest margin - Yield - FTE                    5.53%       4.93%
Interest margin - Cost - FTE                     1.76%       1.09%
Net interest margin - FTE                        3.77%       3.84%
Rate on interest-bearing liab                    2.13%       1.31%
Efficiency ratio                                56.97%      53.86%
Net charge offs/average loans                    0.16%       0.13%
Prov for loan losses/average loans               0.10%       0.13%
Nonperf loans/total loans                        0.57%       0.50%
Nonperf assets/total loans                       0.63%       0.62%
Nonperf assets/total loans+ORE                   0.63%       0.62%
ALL/nonperforming loans                        201.63%     274.73%
ALL/total loans                                  1.14%       1.38%
Net loans/total assets                          70.60%      64.37%

COMMON STOCK PERFORMANCE
------------------------
Market value of stock-Close                $   29.250   $  28.920
Market value of stock-High                 $   29.670   $  29.990
Market value of stock-Low                  $   26.710   $  25.890
Book value of stock                        $    13.12   $   12.28
Tangible book value of stock               $    10.16   $   10.00
Tangible equity                            $  576,801   $ 577,858
Market/Book value of stock                     222.94%     235.50%

OTHER DATA
----------
EOP Employees - FTE                             2,616       2,465

                                           Year-to-date June 30,
                                           ----------------------
RATIOS                                        2005         2004
------                                     ----------   ---------
ROA                                              1.21%       1.49%
ROE                                             13.13%      16.91%
Equity generation rate                           7.02%      10.67%
EOP equity/ EOP assets                           9.20%       8.60%
Average equity/average assets                    9.18%       8.79%
Interest margin - Yield - FTE                    5.48%       5.00%
Interest margin - Cost - FTE                     1.65%       1.11%
Net interest margin - FTE                        3.83%       3.89%
Rate on interest-bearing liab                    2.00%       1.34%
Efficiency ratio                                57.83%      54.01%
Net charge offs/average loans                    0.11%       0.11%
Prov for loan losses/average loans               0.15%       0.11%
Nonperf loans/total loans                        0.57%       0.50%
Nonperf assets/total loans                       0.63%       0.62%
Nonperf assets/total loans+ORE                   0.63%       0.62%
ALL/nonperforming loans                        201.63%     274.73%
ALL/total loans                                  1.14%       1.38%
Net loans/total assets                          70.60%      64.37%

COMMON STOCK PERFORMANCE
------------------------
Market value of stock-Close                $   29.250   $  28.920
Market value of stock-High                 $   31.150   $  30.730
Market value of stock-Low                  $   26.690   $  25.890
Book value of stock                        $    13.12   $   12.28
Tangible book value of stock               $    10.16   $   10.00
Tangible equity                            $  576,801   $ 577,858
Market/Book value of stock                     222.94%     235.50%



n/m - not meaningful

                                   Quarter Ended
                              ----------------------
AVERAGE BALANCES              6/30/2005    3/31/2005    $ Change    % Change
----------------              ----------   ----------   ---------   --------
Securities AFS-taxable        $1,390,756   $1,504,392   $(113,636)     -7.6%
Securities AFS-nontaxable         63,520       66,592      (3,072)     -4.6%
Securities HTM-taxable           209,566      130,171      79,395      61.0%
Securities HTM-nontaxable         93,658       85,690       7,968       9.3%
                              ----------   ----------   ---------
Total securities               1,757,500    1,786,845     (29,345)     -1.6%
                              ----------   ----------   ---------
Loans                          5,669,110    5,489,018     180,092       3.3%
Fed funds sold and
  rev repos                       18,308       48,031     (29,723)    -61.9%
                              ----------   ----------   ---------
Total earning assets           7,444,918    7,323,894     121,024       1.7%
                              ----------   ----------   ---------
Allowance for loan losses        (66,243)     (64,885)     (1,358)      2.1%
Cash and due from banks          343,117      348,803      (5,686)     -1.6%
Other assets                     532,805      530,989       1,816       0.3%
                              ----------   ----------   ---------
Total assets                  $8,254,597   $8,138,801   $ 115,796       1.4%
                              ==========   ==========   =========

Int-bearing demand dep        $1,251,831   $1,458,290   $(206,459)    -14.2%
Savings deposits               1,124,568      955,906     168,662      17.6%
Time deposits less
  than $100,000                1,312,717    1,305,877       6,840       0.5%
Time deposits of
  $100,000 or more               588,732      549,299      39,433       7.2%
                              ----------   ----------   ---------
Total interest-bearing dep     4,277,848    4,269,372       8,476       0.2%
Fed funds pch and repos          745,858      688,219      57,639       8.4%
Short-term borrowings            961,431      892,849      68,582       7.7%
Long-term FHLB advances          177,278      147,490      29,788      20.2%
                              ----------   ----------   ---------
Total interest-bearing
  liabilities                  6,162,415    5,997,930     164,485       2.7%
Nonint-bearing deposits        1,261,788    1,317,140     (55,352)     -4.2%
Other liabilities                 78,121       70,761       7,360      10.4%
Shareholders' equity             752,273      752,970        (697)     -0.1%
                              ----------   ----------   ---------
Total liab and equity         $8,254,597   $8,138,801   $ 115,796       1.4%
                              ==========   ==========   =========

PERIOD END BALANCES           6/30/2005    3/31/2005    $ Change    % Change
-------------------           ----------   ----------   ---------   --------
Sec available for sale        $1,212,669   $1,527,247   $(314,578)    -20.6%
Sec held to maturity             304,589      300,234       4,355       1.5%
                              ----------   ----------   ---------
Total securities               1,517,258    1,827,481    (310,223)    -17.0%
Loans                          5,781,272    5,572,808     208,464       3.7%
Fed funds sold
  and rev repos                   24,025       10,378      13,647     131.5%
                              ----------   ----------   ---------
Total earning assets           7,322,555    7,410,667     (88,112)     -1.2%
                              ----------   ----------   ---------
Allowance for loan losses        (65,902)     (66,787)        885      -1.3%
Cash and due from banks          300,585      286,868      13,717       4.8%
Mortgage servicing rights         51,561       55,484      (3,923)     -7.1%
Goodwill                         137,412      137,412           -       0.0%
Identifiable intangible
  assets                          30,425       31,214        (789)     -2.5%
Other assets                     318,558      325,135      (6,577)     -2.0%
                              ----------   ----------   ---------
Total assets                  $8,095,194   $8,179,993   $ (84,799)     -1.0%
                              ==========   ==========   =========

Nonint-bearing deposits       $1,249,464   $1,265,814   $ (16,350)     -1.3%
Int-bearing deposits           4,271,260    4,268,914       2,346       0.1%
                              ----------   ----------   ---------
Total deposits                 5,520,724    5,534,728     (14,004)     -0.3%
Fed funds pch and repos          726,846      770,273     (43,427)     -5.6%
Short-term borrowings            818,142      964,687    (146,545)    -15.2%
Long-term FHLB advances          205,827      105,862      99,965      94.4%
Other liabilities                 79,017       72,937       6,080       8.3%
                              ----------   ----------   ---------
Total liabilities              7,350,556    7,448,487     (97,931)     -1.3%
                              ----------   ----------   ---------
Common stock                      11,824       11,873         (49)     -0.4%
Surplus                           91,619       97,692      (6,073)     -6.2%
Retained earnings                646,782      635,935      10,847       1.7%
Accum other comprehensive
  loss, net of tax                (5,587)     (13,994)      8,407        n/m
                              ----------   ----------   ---------
Total shareholders' equity       744,638      731,506      13,132       1.8%
                              ----------   ----------   ---------
Total liab and equity         $8,095,194   $8,179,993   $ (84,799)     -1.0%
                              ==========   ==========   =========
Total int-bearing liab        $6,022,075   $6,109,736   $ (87,661)     -1.4%
                              ==========   ==========   =========

n/m - not meaningful

                                   Quarter Ended
                              -----------------------
INCOME STATEMENTS             6/30/2005    3/31/2005    $ Change    % Change
-----------------             ----------   ----------   ---------   --------
Int and fees on loans-FTE     $   85,641   $   79,044   $   6,597       8.3%
Int on securities-taxable         13,993       15,734      (1,741)    -11.1%
Int on securities-tax
  exempt-FTE                       2,917        2,863          54       1.9%
Int on fed funds sold
  and rev repos                      143          273        (130)    -47.6%
Other interest income                 22           20           2      10.0%
                              ----------   ----------   ---------
Total interest income-FTE        102,716       97,934       4,782       4.9%
                              ----------   ----------   ---------
Interest on deposits              18,326       16,368       1,958      12.0%
Interest on fed funds
  pch and repos                    4,995        3,648       1,347      36.9%
Other interest expense             9,413        7,497       1,916      25.6%
                              ----------   ----------   ---------
Total interest expense            32,734       27,513       5,221      19.0%
                              ----------   ----------   ---------
Net interest income-FTE           69,982       70,421        (439)     -0.6%
Provision for loan losses          1,429        2,796      (1,367)    -48.9%
                              ----------   ----------   ---------
Net interest income after
  provision-FTE                   68,553       67,625         928       1.4%
                              ----------   ----------   ---------
Service charges on
  deposit accounts                13,541       12,384       1,157       9.3%
Insurance commissions              8,370        7,862         508       6.5%
Wealth management                  5,414        5,243         171       3.3%
Retail banking - other             5,284        4,752         532      11.2%
Mortgage banking                  (3,246)       3,851      (7,097)   -184.3%
Other, net                         2,644        2,453         191       7.8%
                              ----------   ----------   ---------
Nonint inc-excl sec
  (losses)gains                   32,007       36,545      (4,538)    -12.4%
Security (losses) gains           (4,057)           3      (4,060)      n/m
                              ----------   ----------   ---------
Total noninterest income          27,950       36,548      (8,598)    -23.5%
                              ----------   ----------   ---------
Salaries and employee
  benefits                        37,245       37,359        (114)     -0.3%
Services and fees                  8,104        8,958        (854)     -9.5%
Net occupancy-premises             3,661        3,691         (30)     -0.8%
Equipment expense                  3,855        3,953         (98)     -2.5%
Other expense                      7,396        7,181         215       3.0%
                              ----------   ----------   ---------
Total noninterest expense         60,261       61,142        (881)     -1.4%
                              ----------   ----------   ---------
Income before income taxes        36,242       43,031      (6,789)    -15.8%
Tax equivalent adjustment          2,073        2,012          61       3.0%
Income taxes                      11,963       14,238      (2,275)    -16.0%
                              ----------   ----------   ---------
Net income                    $   22,206   $   26,781   $  (4,575)    -17.1%
                              ==========   ==========   =========

Earnings per share
  Basic                       $     0.39   $     0.47   $   (0.08)    -17.0%
                              ==========   ==========   =========
  Diluted                     $     0.39   $     0.47   $   (0.08)    -17.0%
                              ==========   ==========   =========
Weighted average shares o/s
  Basic                       56,828,841   57,399,430                  -1.0%
                              ==========   ==========
  Diluted                     56,967,995   57,545,056                  -1.0%
                              ==========   ==========
Period end shares o/s         56,751,801   56,982,701                  -0.4%
                              ==========   ==========
Dividends per share           $   0.2000   $   0.2000                   0.0%
                              ==========   ==========

n/m - not meaningful

NONPERFORMING ASSETS          6/30/2005    3/31/2005    $ Change    % Change
--------------------          ----------   ----------   ---------   --------
Nonaccrual loans              $   32,684   $   36,595   $  (3,911)    -10.7%
Restructured loans                     -            -           -
                              ----------   ----------   ---------
Total nonperforming loans         32,684       36,595      (3,911)    -10.7%
Other real estate                  3,634        4,306        (672)    -15.6%
                              ----------   ----------   ---------
Total nonperforming assets        36,318       40,901      (4,583)    -11.2%
Loans past due over 90 days        1,698        1,506         192      12.7%
                              ----------   ----------   ---------
Total nonperforming
  assets plus past
  due over 90 days            $   38,016   $   42,407   $  (4,391)    -10.4%
                              ==========   ==========   =========

                                   Quarter Ended
                              -----------------------
ALLOWANCE FOR LOAN LOSSES     6/30/2005    3/31/2005
-------------------------     ----------   ----------
Beginning Balance             $   66,787   $   64,757   $   2,030       3.1%
Charge-offs                       (4,443)      (3,182)     (1,261)     39.6%
Recoveries                         2,129        2,416        (287)    -11.9%
Provision for loan losses          1,429        2,796      (1,367)    -48.9%
                              ----------   ----------   ---------
Ending Balance                $   65,902   $   66,787   $    (885)     -1.3%
                              ==========   ==========   =========

                                                Quarter Ended
                                           ----------------------
RATIOS                                     6/30/2005    3/31/2005
------                                     ----------   ---------
ROA                                              1.08%       1.33%
ROE                                             11.84%      14.42%
Equity generation rate                           5.77%       8.29%
EOP equity/ EOP assets                           9.20%       8.94%
Average equity/average assets                    9.11%       9.25%
Interest margin - Yield - FTE                    5.53%       5.42%
Interest margin - Cost - FTE                     1.76%       1.52%
Net interest margin - FTE                        3.77%       3.90%
Rate on interest-bearing liab                    2.13%       1.86%
Efficiency ratio                                56.97%      59.37%
Net charge offs/average loans                    0.16%       0.06%
Prov for loan losses/average loans               0.10%       0.21%
Nonperf loans/total loans                        0.57%       0.66%
Nonperf assets/total loans                       0.63%       0.73%
Nonperf assets/total loans+ORE                   0.63%       0.73%
ALL/nonperforming loans                        201.63%     182.50%
ALL/total loans                                  1.14%       1.20%
Net loans/total assets                          70.60%      67.31%

COMMON STOCK PERFORMANCE
------------------------
Market value of stock-Close                $   29.250   $  29.000
Market value of stock-High                 $   29.670   $  31.150
Market value of stock-Low                  $   26.710   $  26.690
Book value of stock                        $    13.12   $   12.84
Tangible book value of stock               $    10.16   $    9.88
Tangible equity                            $  576,801   $ 562,880
Market/Book value of stock                     222.94%     225.86%

OTHER DATA
----------
EOP Employees - FTE                             2,616       2,616

n/m - not meaningful

                     TRUSTMARK CORPORATION AND SUBSIDIARIES
                        NOTES TO CONSOLIDATED FINANCIALS
                                 June 30, 2005
                                ($ in thousands)
                                  (unaudited)

Note 1- Business Combinations

On December 1, 2004, Trustmark acquired Fisher-Brown, Incorporated, located in Pensacola, Florida. This business combination was accounted for under the purchase method of accounting and includes the results of operations for Fisher-Brown from the transaction date. Excess cost over tangible net assets acquired totaled $36.2 million, of which $9.3 million and $26.9 million have been allocated to identifiable intangibles and goodwill, respectively.

On March 12, 2004, Trustmark acquired five branches of Allied Houston Bank in a business combination accounted for by the purchase method of accounting. In connection with the transaction, Trustmark acquired approximately $148.1 million in assets and assumed $161.7 million in deposits and other liabilities for a $10 million deposit premium. Assets consisted of $145.9 million in loans, $585 thousand in premises and equipment and $1.6 million in other assets. The assets and liabilities have been recorded at fair value based on market conditions and risk characteristics at the acquisition date. Loans were recorded at a $6.4 million discount, consisting of a discount for general credit risk of $7.3 million offset by a market valuation premium of $862 thousand. Included in the credit risk discount of $7.3 million was a specific amount for nonaccrual loans of $1.7 million. Subsequent to the purchase date, the unpaid principal for these nonaccrual loans were written down to their net realizable value against the recorded discount. Excess cost over tangible net assets acquired totaled $15.7 million, of which $426 thousand and $15.3 million have been allocated to identifiable intangibles (core deposits) and goodwill, respectively. Trustmark's financial statements include the results of operations for this acquisition from the merger date.

Note 2 - Loans and Allowance for Loan Losses

For the periods presented, loans consisted of the following:

                                          6/30/05      3/31/05      6/30/04
                                         ----------   ----------   ----------
Real estate loans:
  Construction and land development      $  606,339   $  545,995   $  491,385
  Secured by 1-4 family residential prop  1,973,807    1,874,966    1,820,338
  Secured by nonfarm, nonresidential prop   943,037      903,872      896,290
  Other                                     147,658      144,541      155,645
Loans to finance agricultural production     36,183       27,931       35,115
Commercial and industrial                   866,493      900,680      884,340
Consumer                                    807,852      817,058      767,298
Oblig of states and political subdiv        186,099      175,067      174,204
Loans held for sale                         135,460      116,914       81,696
Other loans                                  78,344       65,784       78,480
                                         ----------   ----------   ----------
Loans                                     5,781,272    5,572,808    5,384,791
Less Allowance for loan losses               65,902       66,787       74,179
                                         ----------   ----------   ----------
Net Loans                                $5,715,370   $5,506,021   $5,310,612
                                         ==========   ==========   ==========

The allowance for loan losses is maintained at a level believed adequate by management, based on estimated probable losses within the existing loan portfolio. Trustmark's allowance for possible loan loss methodology is based on guidance provided in SEC Staff Accounting Bulletin No. 102, "Selected Loan Loss Allowance Methodology and Documentation Issues," as well as other regulatory guidance. Accordingly, Trustmark's methodology is based on historical loss experience by type of loan and internal risk ratings, homogeneous risk pools, and specific loss allocations, with adjustments considering current economic events and conditions. The provision for loan losses reflects loan quality trends, including the levels of and trends related to non-accrual loans, past due loans, potential problem loans, criticized loans and net charge-offs or recoveries and other factors. During the fourth quarter of 2004, Trustmark recorded a release of $9.4 million to the allowance for loan losses resulting from changes in estimates to specific factors for pooled loans and a specific class of commercial loans, both of which experienced positive trends.

Note 3 - Mortgage Banking

For the periods presented, the carrying amount of mortgage servicing rights are as follows:

                                          6/30/05     3/31/05     6/30/04
                                         ---------   ---------   ---------
Mortgage Servicing Rights                $  59,694   $  58,796   $  59,315
Valuation Allowance                         (8,133)     (3,312)     (4,680)
                                         ---------   ---------   ---------
Mortgage Servicing Rights, net           $  51,561   $  55,484   $  54,635
                                         =========   =========   =========

Mortgage servicing rights are rights to service mortgage loans for others, whether the loans were acquired through purchase or loan origination. Purchased mortgage servicing rights are capitalized at cost. For loans originated and sold where the servicing rights are retained, Trustmark allocated the cost of the loan and the servicing right based on their relative fair values. Mortgage servicing rights are amortized over the estimated period of the related net servicing income. At June 30, 2005, Trustmark serviced $3.5 billion in mortgage loans for others.

Impairment for mortgage servicing rights occurs when the estimated fair value falls below the underlying carrying value. Fair value is determined utilizing specific risk characteristics of the mortgage loan, current interest rates and current prepayment speeds. During 2004, Trustmark reclassified $7.1 million of mortgage servicing right impairment from temporary to other-than-temporary which reduced the valuation allowance for impairment and the gross mortgage servicing rights balance with no effect to the net mortgage servicing rights asset. Impairment is considered to be other-than-temporary when Trustmark determines that the carrying value is expected to exceed the fair value for an extended period of time.

The following table illustrates the components of mortgage banking included in noninterest income in the accompanying income statements:

                                       Quarter Ended
                             ---------------------------------
                              6/30/05     3/31/05     6/30/04
                             ---------   ---------   ---------
Mortgage servicing income    $   4,217   $   4,195   $   4,217
Mortgage guaranty fees          (1,129)     (1,099)     (1,126)
                             ---------   ---------   ---------
   Mortgage servicing, net       3,088       3,096       3,091
Amortization of mortgage
  servicing rights              (2,620)     (2,620)     (2,800)
(Impairment)/Recovery of
  mortgage servicing rights     (4,821)      2,732       6,760
Gain on sale of loans              374         334       1,797
Other, net                         733         309         253
                             ---------   ---------   ---------
Mortgage banking             $  (3,246)  $   3,851   $   9,101
                             =========   =========   =========

                                   Year-to-date
                             ---------------------
                              6/30/05     6/30/04
                             ---------   ---------
Mortgage servicing income    $   8,412   $   8,445
Mortgage guaranty fees          (2,228)     (2,221)
                             ---------   ---------
   Mortgage servicing, net       6,184       6,224
Amortization of mortgage
  servicing rights              (5,240)     (6,401)
(Impairment)/Recovery of
  mortgage servicing rights     (2,089)      4,627
Gain on sale of loans              708       2,347
Other, net                       1,042         401
                             ---------   ---------
Mortgage banking             $     605   $   7,198
                             =========   =========

Note 4 - Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax-equivalent basis.

                                       Quarter Ended
                             ---------------------------------
                              6/30/05     3/31/05     6/30/04
                             ---------   ---------   ---------
Securities - Taxable              3.51%       3.90%       2.95%
Securities - Nontaxable           7.44%       7.62%       7.66%
Securities - Total                3.86%       4.22%       3.29%
Loans                             6.06%       5.84%       5.62%
FF Sold & Rev Repo                3.13%       2.31%       1.05%
Total Earning Assets              5.53%       5.42%       4.93%

Interest-bearing Deposits         1.72%       1.55%       1.30%
FF Pch & Repo                     2.69%       2.15%       0.97%
Borrowings                        3.32%       2.92%       1.60%
Total Interest-bearing Liab       2.13%       1.86%       1.31%

Net interest margin               3.77%       3.90%       3.84%

                                  Year-to-date
                             ---------------------
                              6/30/05     6/30/04
                             ---------   ---------
Securities - Taxable              3.71%       3.13%
Securities - Nontaxable           7.53%       7.67%
Securities - Total                4.04%       3.47%
Loans                             5.95%       5.65%
FF Sold & Rev Repo                2.54%       1.03%
Total Earning Assets              5.48%       4.99%

Interest-bearing Deposits         1.64%       1.33%
FF Pch & Repo                     2.43%       0.96%
Borrowings                        3.13%       1.73%
Total Interest-bearing Liab       2.00%       1.34%

Net interest margin               3.83%       3.89%


Since the fourth quarter of 2003, management has been adjusting the balance sheet in preparation for the risk of rising rates. This preparation has been well founded as short-term interest rates have risen 225 basis points over that time period. However, the upward shift in the short-term rates without a proportionate upward shift in long term rates have diminished the profitability of holding long term assets. If ignored, persistent interest rate behavior of this nature could lead to significant negative impact on margin. In preparation for potential adverse risks to margin, management implemented a strategy of exiting certain assets, and reducing balances of funding sources that would bear the highest costs in such a rate environment. This began in fourth quarter of 2004, with the sale of $304 million in mortgage-related and U.S. Treasury securities, which reduced fourth quarter net income by $2.9 million, or $0.050 per share. In continuation of this strategy, during the second quarter 2005, Trustmark sold $256 million in U.S. Government Agency and U.S. Treasury securities, which reduced second quarter net income by $2.5 million, or $0.045 per share. The average maturity of these securities was 2.14 years, with an average book yield of 2.94%. Projected funding costs to carry these investments to their remaining maturity may have generated a greater negative margin impact than the actual losses incurred at sale. Proceeds from sales were used to reduce balances of higher-cost funding sources. Trustmark intends to maintain lower balances of investment securities, and reduce its dependence on wholesale funding until market conditions provide more attractive opportunities. While this strategy has reduced current earnings, the mitigation of future risks to earnings is expected to be beneficial. At June 30, 2005, the investment portfolio comprised 19% of total assets and had an average duration of 2.46 years.

As mortgage rates fell during second quarter, and prepayment expectations increased, premium amortization expense on mortgage related securities was accelerated to $2.3 million. This compares to a $0.9 million expense in first quarter 2005, and a $5.7 million expense in second quarter 2004. Premium amortization expense has diminished considerably, as this expense averaged $4.5 million per quarter in 2004. Remaining net unamortized premium on mortgage related securities currently stands at $7.3 million, down from $10.2 million at year-end 2004, and $29.3 million at year-end 2003.

Note 5 - Basis of Presentation

Certain reclassifications have been made to prior period amounts to conform with the current period presentation.